Exhibit 99.1

FOR RELEASE AT 3:00 PM CST

Contact: Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION

REPORTS FISCAL 2020 FOURTH QUARTER AND FULL YEAR OPERATING RESULTS

Milwaukee, Wisconsin – August 6, 2020 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal fourth quarter and full year ended June 28, 2020. The fourth quarter operating results were significantly impacted by the COVID-19 virus which is further described in this press release.

Net sales for the Company’s fourth quarter ended June 28, 2020 were $42.1 million, compared to net sales of $128.7 million for the fourth quarter ended June 30, 2019.  Net loss for the current year quarterly period was $10.5 million, compared to a net loss of $62,000 in the prior year fourth quarter.  Diluted loss per share for the current year quarterly period was $2.80 compared to diluted loss per share of $0.02 in the prior year quarter.

Both the current and prior fiscal year fourth quarters had certain items that negatively impacted our operating results. The higher net loss for the current year was primarily attributed to our customers shutting down their assembly plant operations during April and May relating to the COVID-19 pandemic that reduced our net sales in the fiscal 2020 fourth quarter by approximately $72 million. In addition, during our current year fourth quarter, STRATTEC incurred an impairment charge related to its one-third ownership interest in Vehicle Access Systems Technology LLC (“VAST LLC”) related to VAST LLC’s joint venture investment in India, Minda VAST Access Systems.  STRATTEC’s one third share of the $2 million non-cash impairment charge related to this joint venture in India amounted to $667,000 on a pre-tax basis or $510,000 on an after tax basis.  STRATTEC’s share of the impairment charge reduced its diluted earnings per share in the current year fourth quarter by $0.14.

Additionally, the prior year fourth quarter was impacted by a $4,195,000 non-cash compensation charge which was partially offset by a pension settlement recovery of $556,000. The two items net of tax, decreased net income by $2,784,000 and diluted earnings per share by $0.75.

Full Year GAAP Earnings

For the year ended June 28, 2020, the Company’s net sales were $385.3 million compared to net sales of $487.0 million in the prior year period. During the current fiscal year the impact of a UAW strike at General Motors Company during the first six months of the 2020 fiscal year reduced our net sales by approximately $10.0 million and the COVID-19 pandemic also reduced our net sales by approximately $78.0 million during the last six months of fiscal year 2020.  Net loss during the current year was $7.6 million compared to a net loss of $17.0 million in the prior year period.  Diluted loss per share was $2.04 for the year ended June 28, 2020 compared to diluted loss per share of $4.63 during the prior year ended June 30, 2019.

Full Year Non-GAAP Earnings

During the fiscal year ended June 28, 2020, a pre-tax non-cash compensation expense charge of $4.8 million reduced the Company’s diluted earnings per share by $0.99 or $3.7 million, on an after tax basis.  Additionally, as noted above, STRATTEC’s share of the VAST LLC non-cash impairment charge of $667,000 ($510,000 after tax) reduced the Company’s diluted earnings per share by $0.14. Without these two non-cash charges, adjusted diluted loss per share for the current year ended June 28, 2020 would have been $0.91.$X.XX.

During the prior year ended June 30, 2019, the Company completed a substantial portion of terminating the STRATTEC Pension Plan that was previously frozen on December 31, 2009.  As a result of those actions, a non-cash pre-tax pension settlement charge of $31.9 million and a non-cash compensation charge of $4.2 million were recorded that on a combined basis reduced diluted earnings per share by $7.47 or $27.6 million, on an after tax basis. Without these pension settlement and compensation charges and a favorable tax adjustment ($0.10 per share) related to “Tax Reform 2017” , adjusted diluted earnings per share for the prior year ended June 30, 2019 would have been $2.74.

For further information on adjusted or non-GAAP numbers included in this release, see the Non-GAAP to GAAP reconciliation tables, along with the explanatory note following the table, included later on in this release.

Net sales to each of our customers or customer groups in the current year quarter and prior year quarter were as follows (in thousands):

	Three Months Ended
	June 28, 2020	June 30, 2019

Fiat Chrysler Automobiles	$6,324	$29,479
General Motors Company	11,588	32,606
Ford Motor Company	6,139	15,754
Tier 1 Customers	5,982	18,816
Commercial and Other OEM Customers	8,910	24,344
Hyundai / Kia	3,174	7,703
TOTAL	$42,117	$128,704

During the latter part of March 2020 our OEM customers started reducing production schedules and then fully closed their assembly plants in April and May 2020 due to the Coronavirus (COVID-19) pandemic.  The impact of these reductions reduced our net sales in the current year quarter by approximately $72.0 million dollars.  Sales to all customer groups in the current year quarter in comparison to the prior year quarter were significantly lower due to the COVID-19 virus.

Gross profit margins were negative 18.5 percent in the current year quarter compared to 11.0 percent (or adjusted 13.0 percent) in the prior year quarter.  The decrease in gross profit margin in the current year quarter compared to the prior year quarter was primarily attributed to temporarily shutting down our operations both at our Milwaukee and Mexico production facilities due to the COVID-19 virus that reduced net sales by approximately $72 million in our fiscal 2020 fourth quarter in comparison to the prior year quarter.

Engineering, Selling and Administrative expenses overall were lower in the current year quarter as compared to the prior year quarter. The decrease in overall operating expense spending in the current year quarter was primarily due to lower outside expenditures on new product development costs, a ten percent reduction in the salaried work force, temporary reduction in hours worked, and reductions in various other operating costs, many of which were implemented as cost saving measures to address the impact of the COVID-19 pandemic on our reduced sales levels.

Included in Other Income, Net in the current year quarter compared to the prior year quarter were the following items (in thousands of dollars):

	June 28, 2020	June 30, 2019

(Loss) Equity Earnings of VAST LLC Joint Venture	$(601)	$228
Equity Earnings SAL Joint Venture	337	104
Gain on Rabbi Trust	363	90
Net Foreign Currency Realized and Unrealized Transaction Gain (Loss)	65	(72)
Other Income (Expense)	265	(57)
	$429	$293

The lower profitability at our VAST LLC operations during the current quarter related primarily to our one third share of the  impairment charge or $667,000 relating to our Minda VAST Access Systems joint venture previously discussed. In addition, our VAST China and Minda VAST Access Systems Operations were impacted by the COVID -19 virus with lower sales and profitability during the current quarter in comparison to the prior year quarter.

Frank Krejci, President & CEO commented: “ Despite the unusual challenges of this last quarter and entire fiscal year, I am pleased with the team efforts and improvements made in cost efficiencies both before and during the dramatic impact of  COVID shutdown.

In response to the COVID pandemic, our Mexican operations were completely shut down by the Mexican government in April and May and substantially reduced our operating capacity in June and through today.  We reacted quickly at the beginning of the current quarter by temporarily laying off our Milwaukee and Mexico plant workforce. In addition, our U.S. salaried workforce was permanently reduced by 10% and the remaining salaried workforce taking temporary wage reductions of 10% with greater reductions by the executive team. We also reduced our capital spending and temporarily suspended our quarterly cash dividend to preserve cash. While working remotely, our team was able to keep our new customer projects on track in order to meet their timing for new product launches primarily in September and later during the year.

Our new products are often used on Truck and SUV vehicle segments that are currently growing faster than the overall market.  In addition, newly launched business often reflects higher content per vehicle.  During the quarter, we intentionally built inventory when possible as we anticipated facing the welcomed challenges of meeting strong customer orders during the months of July and August 2020 resulting from product mix and customers replenishing dealer inventories.

Over the year, we have significantly reduced risk for these uncertain times by strengthening our balance sheet. Debt has been reduced to a very manageable level. We also no longer carry financial risk of the pension plan liabilities by completing the full Plan termination during fiscal year 2020”.

STRATTEC SECURITY CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES TO GAAP PERFORMANCE MEASURES
(in thousands, except earnings per share data)

	Three Months Ended		Years Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019

Gross (loss) profit (GAAP measure)	$(7,783)	$14,199	$35,446	$57,800
Compensation charge, pre-tax	215	2,491	2,957	2,491
Adjusted gross (loss) profit (Non-GAAP measure)	$(7,568)	$16,690	$38,403	$60,291

Engineering, selling & administrative expenses (GAAP measure)	$8,333	$13,964	$44,108	$47,186
Compensation charge, pre-tax	136	1,704	1,867	1,704
Adjusted engineering, selling & administrative expenses (Non-GAAP measure)	$8,197	$12,260	$42,241	$45,482

Operating (loss) income (GAAP measure)	$(16,116)	$235	$(8,662)	$10,614
Compensation charge, pre-tax	351	4,195	4,824	4,195
Adjusted operating (loss) income (Non-GAAP measure)	$(15,765)	$4,430	$(3,838)	$14,809

Net (loss) income (GAAP measure)	$(10,502)	$(62)	$(7,605)	$(17,029)
Compensation charge, net of tax	269	3,209	3,690	3,209
Pension settlement charge, net of tax	-	(425)		24,387
VAST LLC impairment charge	510	-	510	-
Favorable tax adjustment related to “Tax Reform 2017”	-	-	-	(372)
Adjusted net (loss) income (Non-GAAP measure)	$(9,723)	$2,722	$(3,405)	$10,195

Diluted loss per share (GAAP measure)	$(2.80)	$(0.02)	$(2.04)	$(4.63)
Compensation charge, net of tax	0.07	0.86	0.99	0.87
Pension settlement charge, net of tax	-	(0.11)	-	6.60
VAST LLC impairment charge, net of tax	0.14	-	0.14	-
Favorable tax adjustment related to “Tax Reform 2017”	-	-	-	(0.10)
Adjusted diluted (loss) earnings per Share (Non-GAAP measure)	$(2.59)	$0.73	$(0.91)	$2.74

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically “adjusted net (loss) income,” “adjusted gross (loss) profit,” “adjusted engineering, selling & administrative expenses,” “adjusted operating (loss) income” and “adjusted diluted loss per share.”  “Adjusted net (loss) income” is defined as net (loss) income attributable to STRATTEC SECURITY CORPORATION shareholders excluding both the pension settlement charges and the compensation expense charges and the VAST, LLC impairment charge, in each case net of tax (i.e., on an after tax basis), and excluding a favorable tax adjustment relating to “Tax Reform 2017”.  “Adjusted diluted loss per share” is defined as “Adjusted net (loss) income” divided by average diluted shares of common stock outstanding during the applicable period.  “Adjusted gross (loss) profit” is defined as gross (loss) profit excluding the compensation expense charges, all on a pre-tax basis. “Adjusted engineering, selling & administrative expenses” is defined as engineering, selling & administrative expenses excluding the compensation expense charges, all on a pre-tax basis.  “Adjusted operating (loss) income” is defined as operating (loss) income excluding the compensation expense charges, all on a pre-tax basis. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating STRATTEC’s performance and are important measures by which STRATTEC’s management is able to assess the profitability and liquidity of STRATTEC’s business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income (loss) as a measure of operating performance. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products.  These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market each company’s products to global customers under the “VAST Automotive Group” brand name.  STRATTEC’s history in the automotive business spans over 110 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to same from foreign countries, the volume and scope of product returns, adverse business and operational issues resulting from the coronavirus (COVID-19) pandemic, and fluctuations in our costs of operation (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Condensed Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	Fourth Quarter Ended		Years Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019

Net Sales	$42,117	$128,704	$385,300	$487,006

Cost of Goods Sold	49,900	114,505	349,854	429,206

Gross (Loss) Profit	(7,783)	14,199	35,446	57,800

Engineering, Selling & Administrative Expenses	8,333	13,964	44,108	47,186

(Loss) Income from Operations	(16,116)	235	(8,662)	10,614

Interest Expense	(128)	(391)	(920)	(1,615)

Pension Termination Settlement Charge	-	556	-	(31,878)

Other Income, Net	429	293	1,459	2,446

(Loss) Income before (Benefit) Provision for Income Taxes and Non-Controlling Interest	(15,815)	693	(8,123)	(20,433)

Benefit for Income Taxes	(3,460)	(746)	(2,266)	(7,740)

Net (Loss) Income	(12,355)	1,439	(5,857)	(12,693)

Net (Loss) Income Attributable to Non-Controlling Interest	(1,853)	1,501	1,748	4,336

Net Loss Attributable to STRATTEC SECURITY CORPORATION	$(10,502)	$(62)	$(7,605)	$(17,029)

Loss Per Share:
Basic	$(2.80)	$(0.02)	$(2.04)	$(4.63)
Diluted	$(2.80)	$(0.02)	$(2.04)	$(4.63)
Average Basic Shares Outstanding	3,749	3,691	3,737	3,676

Average Diluted Shares Outstanding	3,749	3,691	3,737	3,676

Other
Capital Expenditures	$2,074	$3,903	$12,381	$17,453
Depreciation	$4,980	$4,616	$19,329	$17,159

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	June 28, 2020	June 30, 2019
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$11,774	$7,809
Receivables, net	41,955	84,230
Inventories, net	54,400	47,262
Other current assets	17,239	17,331
Total Current Assets	125,368	156,632
Investment in Joint Ventures	22,068	23,528
Other Long Term Assets	12,961	14,456
Property, Plant and Equipment, Net	105,148	118,120
	$265,545	$312,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$18,549	$41,889
Other	29,591	37,374
Total Current Liabilities	48,140	79,263
Accrued Pension and Post Retirement Obligations	1,956	2,425
Borrowings Under Credit Facility	35,000	42,000
Other Long-term Liabilities	5,008	1,232
Shareholders’ Equity	309,991	317,681
Accumulated Other Comprehensive Loss	(22,113)	(18,568)
Less: Treasury Stock	(135,656)	(135,725)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	152,222	163,388
Non-Controlling Interest	23,219	24,428
Total Shareholders’ Equity	175,441	187,816
	$265,545	$312,736

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	Fourth Quarter Ended		Years Ended
	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019

Cash Flows from Operating Activities:
Net (Loss) Income	$(12,355)	$1,439	$(5,857)	$(12,693)
Adjustment to Reconcile Net (Loss) Income to Cash Provided by Operating Activities:
Equity Loss (Earnings) in Joint Ventures	264	(332)	209	(2,783)
Depreciation	4,980	4,616	19,329	17,159
Foreign Currency Transaction Loss (Gain)	85	136	(1,982)	397
Unrealized (Gain) Loss on Peso Forward Contracts	(568)	77	480	(39)
Stock Based Compensation Expense	207	266	996	1,133
Non-Cash Compensation Expense	351	4,195	4,824	4,195
Pension Settlement Charge	-	(556)	-	31,878
Deferred Income taxes	(2,557)	(1,991)	(3,589)	(10,122)
Change in Operating Assets/Liabilities	5,207	(2,731)	10,616	996
Other, net	(124)	101	398	(180)

Net Cash (Used in) Provided by Operating Activities	(4,510)	5,220	25,424	29,941

Cash Flows from Investing Activities:
Investment in Joint Ventures	-	-	-	(200)
Additions to Property, Plant and Equipment	(2,074)	(3,903)	(12,381)	(17,453)

Other	3	41	32	53
Net Cash Used in Investing Activities	(2,071)	(3,862)	(12,349)	(17,600)

Cash Flows from Financing Activities:
Borrowings Under Credit Facility	8,000	3,000	8,000	5,000
Repayment of Borrowings Under Credit Facility	-	(5,000)	(15,000)	(14,000)
Dividends Paid to Non-Controlling Interests of Subsidiaries	-	-	(980)	(1,384)
Dividends Paid	-	(516)	(1,572)	(2,062)
Exercise of Stock Options and Employee Stock Purchases	17	27	560	271
Net Cash Provided By (Used In) Financing Activities	8,017	(2,489)	(8,992)	(12,175)

Effect of Foreign Currency Fluctuations on Cash	165	(262)	(118)	(447)

Net Increase (Decrease) in Cash & Cash Equivalents	1,601	(1,393)	3,965	(281)

Cash and Cash Equivalents:
Beginning of Period	10,173	9,202	7,809	8,090
End of Period	$11,774	$7,809	$11,774	$7,809